Exhibit 99.1

For More Information contact:
         James Oliviero
         KSW, Inc.
         (718) 340-1409
         joliviero@ksww.com

                              FOR IMMEDIATE RELEASE

                         KSW'S FOURTH QUARTER AND ANNUAL
                         OPERATING REVENUES AND PROFITS
                                CONTINUE TO RISE

Long Island City, New York--February 22, 2007--KSW, Inc. (Amex: KSW) today reported preliminary fourth quarter and year end financial results for 2006.

Total revenues for the fourth quarter of 2006 were $19,591,000 as compared to $17,101,000 for the same period in 2005. Gross profit for the fourth quarter of 2006 was $2,925,000 as compared to $2,694,000 for the fourth quarter of 2005.

Net income for the fourth quarter of 2006 was $1,016,000 or $ .18 per share (basic and diluted) as compared to net income of $996,000 or $.19 per share (basic and diluted) during the fourth quarter of 2005.

Net income for the fourth quarter of 2006 includes a $107,000 gain resulting from the reversal of the allowance for doubtful accounts, and a $101,000 expense for stock compensation related to the exercising of stock options and the adoption of a new accounting standard, FAS-123R. Net income for the fourth quarter of 2005 was effected by the previously disclosed settlement of the Co-Op City claim of $479,000. Without these adjustments, net income for the fourth quarter of 2006 would be $.18 per share (basic and diluted), as compared to $.10 per share (basic and diluted) for the fourth quarter of 2005.

Total revenues for 2006 were $77,128,000 as compared to total revenues in 2005 of $53,378,000. Gross profit for 2006 was $9,973,000 as compared to $6,481,000 for 2005.

Net income for 2006 was $2,765,000, or $.49 per share-basic and $.48 per share-diluted, as compared to net income of $2,711,000, or $.50 per share (basic and diluted) for 2005.

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Net income for 2006 includes a $107,000 gain  resulting from the reversal of the allowance for doubtful accounts, and a $374,000 expense for stock compensation related to the exercising of stock options and the adoption of FAS-123R. KSW Inc's financial results for prior periods have not been restated for FAS -123R. Net income for 2005 was increased by the Co-Op City claim settlement and a tax benefit resulting from the previously disclosed reversal of the deferred tax allowance. Without these adjustments, the net income for 2006 would be $3,032,000 or $.54 per share-basic and $.53 per share-diluted, as compared to $.27 per share (basic & diluted) for 2005.

As  of  December  31,  2006,   the  Company  had  a  backlog  of   approximately
$110,000,000, as compared to a backlog of approximately $82,200,000 as of December 31, 2005.

About KSW

KSW, Inc., through its totally-owned mechanical subsidiary KSW Mechanical Services, Inc., furnishes and installs heating, ventilating and air conditioning
(HVAC) systems and process piping systems for institutional, industrial, commercial, high-rise residential and public works projects. KSW Mechanical Services, Inc. also acts as trade manager on larger construction projects, such as New York Presbyterian Cardiovascular Center.

Safe Harbor Statement

Certain statements contained in this press release are not historical facts, and constitute "forward-looking statements" (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward looking statements generally can be identified as statements that include phrases such as "believe", "expect", "anticipate", "intend", "plan", "foresee", "likely", "should", "will" or other similar words or phrases. Such forward-looking statements concerning management's expectations and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties, and other important factors that could cause actual results to differ materially from expectation of the Company include, among others, the outcome of the year end audit, further internal review of the Company's historical financial statements and AMEX's determination that the Company meets AMEX's listing requirements. All written and oral forward-looking statements of or attributable to the Company or persons acting on behalf of the Company are qualified in their entirety by such factors. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.